Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated of February 14, 2024, with respect to the consolidated financial statements of Core Laboratories Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Houston, Texas

May 24, 2024